Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Wells Fargo & Company (“WFC”)

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Debt	WFC Debt Securities (1)	Rule 457(o)	(2)(3)	(2)(3)	(2)(3)(4)	0.0001102	(2)(3)(4)

Fees to be Paid	Equity	WFC Preferred Stock (1)	Rule 457(o)	(2)(3)	(2)(3)	(2)(3)(4)	0.0001102	(2)(3)(4)

Fees to be Paid	Equity	WFC Depositary Shares (1)	Rule 457(o)	(2)(3)	(2)(3)	(2)(3)(4)	0.0001102	(1)(2)(3)(4)

Fees to be Paid	Equity	WFC Common Stock, par value $1-2/3 per share (1)	Rule 457(o)	(2)(3)	(2)(3)	(2)(3)(4)	0.0001102	(2)(3)(4)

Fees to be Paid	Other	WFC Purchase Contracts (1)	Rule 457(o)	(2)(3)	(2)(3)	(2)(3)(4)	0.0001102	(2)(3)(4)

Fees to be Paid	Other	WFC Units (1)	Rule 457(o)	(2)(3)	(2)(3)	(2)(3)(4)	0.0001102	(2)(3)(4)

Fees to be Paid	Other	WFC Securities Warrants (1)	Rule 457(o)	(2)(3)	(2)(3)	(2)(3)(4)	0.0001102	(2)(3)(4)

Fees to be Paid	Unallocated (Universal) Shelf		Rule 457(o)	(2)(3)	(2)(3)	$93,000,000,000 (2)(3)(4)	0.0001102	$10,248,600 (2)(3)(4)

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	Debt	WFC Debt Securities (1)	415(a)(6)	(2)(5)	(2)(5)	(2)(5)			S-3	333-236148	February 25, 2020	(2)(5)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Carry Forward Securities	Equity	WFC Preferred Stock (1)	415(a)(6)	(2)(5)		(2)(5)			S-3	333-236148	February 25, 2020	(2)(5)

Carry Forward Securities	Equity	WFC Depositary Shares (1)	415(a)(6)	(2)(5)		(2)(5)			S-3	333-236148	February 25, 2020	(1)(2)(5)

Carry Forward Securities	Equity	WFC Common Stock, par value $1-2/3 per share (1)	415(a)(6)	(2)(5)		(2)(5)			S-3	333-236148	February 25, 2020	(2)(5)

Carry Forward Securities	Other	WFC Purchase Contracts (1)	415(a)(6)	(2)(5)		(2)(5)			S-3	333-236148	February 25, 2020	(2)(5)

Carry Forward Securities	Other	WFC Units (1)	415(a)(6)	(2)(5)		(2)(5)			S-3	333-236148	February 25, 2020	(2)(5)

Carry Forward Securities	Other	WFC Securities Warrants (1)	415(a)(6)	(2)(5)		(2)(5)			S-3	333-236148	February 25, 2020	(2)(5)

Carry Forward Securities	Unallocated (Universal) Shelf		415(a)(6)	(2)(5)		(2)(5)			S-3	333-236148	February 25, 2020	(2)(5)

	Total Offering Amount					$93,000,000,000 (2)(5)		$10,248,600 (2)(5)

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$10,248,600 (5)

(1)

Any securities registered hereunder may be sold separately or together with other securities registered hereunder. The Debt Securities to be offered hereunder will consist of one or more series of Senior Debt Securities or Subordinated Debt Securities, or any combination thereof, as more fully described herein. Preferred Stock of WFC may be issued upon exercise of Securities Warrants of WFC or in exchange for, or upon conversion of, Debt Securities of WFC or other Preferred Stock of WFC registered hereunder. The Purchase Contracts may require the holder thereof to purchase or sell (i) Debt Securities, Preferred Stock, Depositary Shares or Common Stock of WFC, (ii) securities of an entity unaffiliated with WFC, a basket of such securities or any combination of the above, (iii) currencies or (iv) commodities. The Units to be offered hereunder will consist of one or more Purchase Contracts and Debt Securities. Common Stock may be issued upon conversion, exchange or exercise of Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares or Securities Warrants. Securities Warrants may be issued together in Units with any Purchase Contracts, Debt Securities or other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units. No separate consideration will be received for Depositary Shares representing shares of Preferred Stock issued by WFC, and no separate registration fee will be paid in respect of such Depositary Shares.

(2)

There is being registered hereby such indeterminate amount of the identified classes of securities as may from time to time be issued at indeterminate prices. The amount registered, the proposed maximum offering price per unit, the maximum aggregate offering price and the amount of registration fee are not specified as to each class of securities being registered. The proposed maximum offering price per unit will be determined from time to time by WFC in connection with the issuance of securities registered under the registration statement to which this Exhibit 107 relates (the “Registration Statement”).

(3)

The Registration Statement also covers an indeterminate amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of WFC. These securities consist of (i) an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under the Registration Statement and (ii) an indeterminate amount of other securities of WFC initially offered and sold under other registration statements. All such market-making transactions with respect to securities that are made pursuant to a prospectus supplement relating to, and after the effectiveness of, the Registration Statement are being made pursuant to the base prospectus contained in the Registration Statement. No separate registration fee is required for the registration of the indeterminate amount of securities to be offered solely for market-making purposes by affiliates of WFC.

(4)

The maximum aggregate offering price of all securities reflected in the table above has been estimated solely for purposes of calculating a registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), and such amount will be updated prior to the effectiveness of the Registration Statement. In no event will the aggregate offering price of the securities issued under the Registration Statement exceed the amount registered.

(5)

The Registrant previously registered securities having a maximum aggregate offering price of $86 billion (or the equivalent thereof in any other currency) pursuant to a Registration Statement on Form S-3 (File No. 333-236148), which became effective on February 25, 2020 (the “Prior Registration Statement”). In respect of the Prior Registration Statement, WFC (i) paid a registration fee of $8,566,800 in respect of $66 billion in newly-registered securities and (ii) utilized previously-paid registration fees of $2,424,000 in respect of $20 billion in carry forward securities that remained unsold from Registration Statement No. 333-216234, as amended on February 28, 2019 (such carry forward securities were included in the Prior Registration Statement pursuant to Rule 415(a)(6) under the Securities Act). Prior to the effectiveness of the Registration Statement, the Registrant plans to specify in a pre-effective amendment to the Registration Statement the amount of unsold securities covered by the Prior Registration Statement to be included in the Registration Statement pursuant to Rule 415(a)(6) and the filing fee paid in connection with such unsold securities, which will continue to be applied to such unsold securities, as well as the amount of any new securities to be registered, in addition to the securities registered in this filing, and the related fees. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of the Registration Statement.